Jackson National Life Insurance Company of New York

Limited Power of Attorney

Each of the undersigned, as directors of Jackson National Life Insurance Company of New York (“Jackson of NY”), constitute and appoint Mark D. Nerud, Daniel W. Koors, Susan S. Rhee, and Steven J. Fredricks, officers of the “JNL Funds,” each of them individually, as his attorneys-in fact, each with power of substitution, in any and all capacities, to sign any regulatory flings under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities for the Jackson of NY insurance company separate accounts.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Limited Power of Attorney as of February 5, 2010.

/s/ Andrew B. Hopping
Andrew B. Hopping
Executive Vice President, Chief Financial Officer
and Director

/s/ Herbert G. May III
Herbert G. May III
Chief Administrative Officer and Director

/s/ Thomas J. Meyer
Thomas J. Meyer
Senior Vice President, General Counsel, Secretary and Director

/s/ Laura L. Prieskorn
Laura L. Prieskorn
Senior Vice President and Director

/s/ John H. Brown
John H. Brown
Vice President and Director

/s/ Julia A. Goatley
Julia A. Goatley
Vice President, Assistant Secretary and Director

/s/ Russell E. Peck
Russell E. Peck
Vice President and Director

/s/ Gregory B. Salsbury
Gregory B. Salsbury
Vice President and Director

/s/ Donald B. Henderson, Jr.
Donald B. Henderson, Jr.
Director

/s/ David L. Porteous
David L. Porteous
Director

/s/ Donald T. DeCarlo
Donald T. DeCarlo
Director

/s/ Gary H. Torgow
Gary H. Torgow
Director

/s/ John C. Colpean
John C. Colpean
Director